EXHIBIT 11-1

                         NAC RE CORP. AND SUBSIDIARIES

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



PRIMARY EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS

                                                                YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------
                                                          1995           1994           1993
                                                       -----------    -----------    -----------
Net income applicable to common stock...............       $62,824        $35,612        $42,351
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
Average number of common shares outstanding.........    17,708,733     17,603,372     17,895,253
Add:
Assumed exercise of dilutive stock options (1)......       385,729        291,335        524,404
                                                       -----------    -----------    -----------
Common stock and common stock equivalents
  outstanding.......................................    18,094,462     17,894,707     18,419,657
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
Net income per share assuming dilution of common
  stock equivalents.................................         $3.47          $1.99          $2.30
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

------------
(1) Computed utilizing the average market price of the common stock for the period.

NOTE: The 5.25% Convertible Subordinated Debentures due 2002 are not considered to be common stock equivalents in the calculation of primary earnings per share.